January 14, 2015

Securities and Exchange Commission

100 F. Street

Washington, DC 20549

Re: Event Cardio Group Inc.

Commission File No. 333-144504

We have read the statements that we understand Event Cardio Group Inc. will include in Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC